FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 29, 2008

Merisant Worldwide, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	333-114102	52-2219000
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Merisant Company
(Exact Name of Registrant as Specified in Charter)

Delaware	333-114105	52-2218321
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10 South Riverside Plaza, Suite 850 Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (312) 840-6000

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02                                             Termination of a Material Definitive Agreement.

                On January 29, 2008, Merisant US, Inc. (“Merisant”) delivered written notice to ACH Food Companies, Inc. (“ACH”) that the Distribution Agreement between Merisant and ACH, pursuant to which ACH acts as the exclusive distributor of Merisant tabletop sweeteners in the United States, would terminate 180 days from the date of the notice with respect to the retail channel only.  The Distribution Agreement will remain in full force and effect after that date with respect to the foodservice channel.  Merisant terminated the retail channel portion of the Distribution Agreement in order to pursue a new retail distribution strategy in the United States, and its decision was unrelated to ACH’s performance under the Distribution Agreement.  Merisant will be required to repurchase from ACH any good and saleable retail products upon the termination date.  While the Distribution Agreement provides for penalties of $1,000,000 and an increase of 1.5% on all commissions earned during the 180 termination period, Merisant does not believe that such penalties apply because the Distribution Agreement is being terminated in part but not in whole.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERISANT WORLDWIDE, INC.

Date: January 30, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel

MERISANT COMPANY

Date: January 30, 2008	By:	/s/ Jonathan W. Cole
Jonathan W. Cole
Vice President, General Counsel